                      AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND BETWEEN

                        AMERICAN CENTURY MUNICIPAL TRUST

                      AGREEMENT AND PLAN OF REORGANIZATION

         AGREEMENT AND PLAN OF REORGANIZATION made as of August 8, 2001 by
American Century Municipal Trust, a Massachusetts business trust ("ACMT").

         WHEREAS, the ACMT desires that substantially all of the assets and liabilities of the Long-Term Tax-Free portfolio of ACMT ("Long-Term Tax-Free")
to be transferred to, and be acquired and assumed by, the Tax-Free Bond portfolio of ACMT ("Tax-Free Bond") in exchange for shares of Tax-Free Bond which shall thereafter be distributed by ACMT to the holders of shares of
Long-Term Tax-Free, all as described in this Agreement (the "Reorganization");

         WHEREAS, the ACMT intends that the transfer of assets, assumption of liabilities and distribution of shares in Long-Term Tax-Free be treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of
1986, as amended (the "Code"); and

         WHEREAS, the ACMT intends that in connection with the Reorganization,
Long-Term Tax-Free shall be terminated and de-registered as described in this
Agreement.

         NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth and subject to the terms and conditions hereof, and intending to be legally bound hereby, ACMT agrees as follows:

1.       TRANSFER OF ASSETS OF LONG-TERM TAX-FREE.

         1.1.     At the Effective Time (as defined in Section 8), ACMT shall transfer and convey, on behalf of Tax-Free Bond, all property of every description, and all interests, rights, privileges and powers of Long-Term Tax-Free (such assets, the "Long-Term
                  Tax-Free Assets"). Simultaneously, ACMT shall, on behalf of
                  Tax-Free Bond, accept the Long-Term Tax-Free Assets and assume all liabilities, whether accrued, absolute, contingent or
                  otherwise, of Long-Term Tax-Free reflected in the calculation of Long-Term Tax-Free's net asset value (the "Long-Term
                  Tax-Free Liabilities"). As a result, at and after the
                  Effective Time: (i) all assets of Long-Term Tax-Free shall become and be the assets of Tax-Free Bond, and (ii) all known liabilities of Long-Term Tax-Free reflected as such in the calculation of Long-Term Tax-Free's net asset value shall
                  attach to Tax-Free Bond as aforesaid and may thenceforth be enforced against Tax-Free Bond to the extent as if the same had been incurred by it. Without limiting the generality of the foregoing, the Long-Term Tax-Free Assets shall include all property and assets of any nature whatsoever, including
                  without limitation, all cash, cash equivalents, securities, other investments, claims and receivables (including dividend and interest receivables) owned by Long-Term Tax-Free, and any deferred or prepaid expenses shown as an asset on Long-Term
                  Tax-Free's books at the Effective Time, and all good will, other intangible property and books and records belonging to
                  Long-Term Tax-Free. Recourse by any person for the Long-Term
                  Tax-Free Liabilities assumed by Tax-Free Bond shall, at and after the Effective Time, be limited to Tax-Free Bond.

         1.2      In exchange for the transfer of the Long-Term Tax-Free Assets and the assumption of the Long-Term Tax-Free Liabilities, ACMT shall simultaneously issue at the Effective Time to Long-Term
                  Tax-Free a number of full and fractional shares (to the third decimal place) of Tax-Free Bond, all determined and adjusted as provided in this Agreement. The number of shares of
                  Tax-Free Bond so issued will have an aggregate net asset value equal to the value of the Long-Term Tax-Free Assets, less the
                  Long-Term Tax-Free Liabilities, that are represented by shares of Long-Term Tax-Free, the holders of which shall receive
                  shares of Tax-Free Bond, all determined and adjusted as
                  provided in this Agreement.

         1.3.     The net asset values of shares of Tax-Free Bond and of
                  Long-Term Tax-Free shall be determined as of the Valuation
                  Time, as defined in Section 3.

         1.4.     The net asset value of shares of Tax-Free Bond shall be
                  computed in the manner set forth in Tax-Free Bond's
                  then-current prospectus under the Securities Act of 1933, as amended (the "1933 Act"). The net asset value of the Long-Term
                  Tax-Free Assets to be transferred by ACMT shall be computed by
                  ACMT and shall be subject to adjustment by the amount, if any, agreed to by ACMT. In determining the value of the securities transferred by Long-Term Tax-Free to Tax-Free Bond, each
                  security shall be priced in accordance with the policies and procedures of ACMT as described in its then-current prospectus and statement of additional information and adopted by ACMT's
                  Board of Trustees, which are and shall be consistent with the policies now in effect for ACMT. Price quotations and the
                  security characteristics relating to establishing such
                  quotations shall be determined by ACMT.

2.       LIQUIDATING DISTRIBUTION AND TERMINATION OF LONG-TERM TAX-FREE.

         Immediately after the Effective Time, Long-Term Tax-Free shall distribute in the complete liquidation pro rata to the record holders of its shares at the Effective Time the shares of Tax-Free Bond to be received by the record holders of Long-Term Tax-Free. ACMT shall record on its books the ownership of shares of Tax-Free Bond by the record holders of shares of Long-Term Tax-Free. All of the issued and outstanding shares of Long-Term Tax-Free shall be redeemed and canceled on the books of ACMT at the Effective Time and shall thereafter represent only the right to receive the shares of Tax-Free Bond, and
         Long-Term Tax-Free's transfer books shall be closed permanently. As soon as practicable after the Effective Time, ACMT shall take all steps as shall be necessary and proper to effect the dissolution of Long-Term
         Tax-Free under federal and state law. After the Effective Time, ACMT shall not conduct any business with respect to Long-Term Tax-Free except in connection with Long-Term Tax-Free's liquidation and dissolution.

3.       VALUATION TIME.

         Subject to Section 1.4 hereof, the Valuation Time for the
         Reorganization shall be on such date as may be agreed by the duly authorized officers of ACMT.

4.       CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF ACMT - LONG-TERM
         TAX-FREE.

         ACMT, on behalf of itself and Long-Term Tax-Free, represents and warrants to, and agrees with, the following:

         4.1.     ACMT is a Massachusetts business trust duly created pursuant to its Amended and Restated Agreement and Declaration of Trust
                  for the purpose of acting as a management investment company under the 1940 Act and is validly existing under the laws of, and duly authorized to transact business in, the Commonwealth of Massachusetts. Long-Term Tax-Free is registered with the
                  Securities and Exchange Commission (the "SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and such registration is in full force and effect.

         4.2.     ACMT has power to own all of its properties and assets and, subject to the approval of shareholders referred to herein, to carry out and consummate the transactions contemplated hereby, and has all necessary federal, state and local authorizations to carry on its business as now being conducted and to
                  consummate the transactions contemplated by this Agreement.

         4.3.     This Agreement has been duly authorized, executed and
                  delivered by ACMT, and represents ACMT's valid and binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization,
                  arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. The execution and delivery of this Agreement does not and will not, and the consummation of the transactions contemplated by this Agreement will not,
                  violate ACMT's Amended and Restated Agreement and Declaration
                  of Trust, By-laws, or any agreement or arrangement to which it is a party or by which it is bound.

         4.4.     Long-Term Tax-Free has elected to qualify and has qualified as a "regulated investment company" under Subtitle A, Chapter 1,
                  Subchapter M, Part I of the Code, as of and since its first taxable year; has been a regulated investment company at all times since the end of its first taxable year when it so
                  qualified; and qualifies and shall continue to qualify as a regulated investment company until the Effective Time.

         4.5.     All federal, state, local and foreign income, profits,
                  franchise, sales, withholding, customs, transfer and other taxes, including interest, additions to tax and penalties
                  (collectively, "Taxes") relating to the Long-Term Tax-Free
                  Assets or properly shown to be due on any return filed by
                  Limited-Term Bond with respect to taxable periods ending on or prior to, and the portion of any interim period up to, the date hereof have been fully and timely paid or provided for;
                  and there are no levies, liens, or other encumbrances relating to Taxes existing, threatened or pending with respect to the
                  Long-Term Tax-Free Assets.

         4.6.     The financial statements of Long-Term Tax-Free for the fiscal year ended May 31, 2001, audited by PricewaterhouseCoopers
                  LLP, independent auditors, copies of which have been
                  previously furnished to ACMT, present fairly the financial position of Long-Term Tax-Free as of May 31, 2000 and the
                  results of its operations for the year then ending, in
                  conformity with generally accepted accounting principles.

         4.7.     Prior to the Valuation Time, Long-Term Tax-Free shall have declared a dividend or dividends, with a record date and
                  ex-dividend date prior to such Valuation Time, which, together with all previous dividends, shall have the effect of
                  distributing to its shareholders all of its investment company taxable income, if any, for the taxable periods or years ended on or before Long-Term Tax-Free's most recent fiscal year end, and for the period from said date to and including the
                  Effective Time (computed without regard to any deduction for dividends paid), and all of its net capital gain, if any,
                  realized in taxable periods or years ended on or before
                  Long-Term Tax-Free's fiscal year end and for the period from said date to and including the Effective Time. Such dividends will be paid to shareholders of Long-Term Tax-Free prior to the Effective Date.

         4.8.     At both the Valuation Time and the Effective Time, there shall be no known liabilities of Long-Term Tax-Free, whether
                  accrued, absolute, contingent or otherwise, not reflected in the net asset value per share of its outstanding shares.

         4.9.     There are no legal, administrative or other proceedings
                  pending or, to ACMT's knowledge threatened, against ACMT or
                  Long-Term Tax-Free which could result in liability on the part of Long-Term Tax-Free.

         4.10.    Subject to the approval of shareholders, at both the Valuation
                  Time and the Effective Time, ACMT shall have full right, power and authority to assign, transfer and deliver the Long-Term
                  Tax-Free Assets and, upon delivery and payment for the
                  Long-Term Tax-Free Assets as contemplated herein, Tax-Free
                  Bond shall acquire good and marketable title thereto, free and clear of all liens and encumbrances, and subject to no
                  restrictions on the ownership or transfer thereof (except as imposed by federal or state securities laws).

         4.11.    No consent, approval, authorization or order of any court or governmental authority is required for the consummation by
                  ACMT of the transactions contemplated by this Agreement,
                  except such as may be required under the 1933 Act, the
                  Securities Exchange Act of 1934, as amended (the "1934 Act"), the 1940 Act, the rules and regulations under those Acts, and state securities laws.

         4.12.    Insofar as the following relate to ACMT, the registration
                  statement filed by ACMT on Form N-14 relating to the shares of
                  Tax-Free Bond that will be registered with the SEC pursuant to this Agreement, which, without limitation, shall include a proxy statement of ACMT and the prospectus of ACMT with
                  respect to the transactions contemplated by this Agreement, and any supplement or amendment thereto or to the documents contained or incorporated therein by reference (the "N-14
                  Registration Statement"), on the effective date of the N-14
                  Registration Statement, at the time of any shareholders'
                  meeting referred to herein and at the Effective Time: (i)
                  shall comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act, the rules and regulations thereunder, and state securities laws, and (ii)
                  shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
                  provided, however, that the representations and warranties in this subsection shall apply only to statements in or omissions from the N-14 Registration Statement made in reliance upon and in conformity with information furnished by ACMT for use in the N-14 Registration Statement.

         4.13.    All of the issued and outstanding shares of Long-Term Tax-Free have been duly and validly issued, are fully paid and
                  non-assessable, and were offered for sale and sold in
                  conformity with all applicable federal and state securities laws, and no shareholder of Long-Term Tax-Free has any
                  preemptive right of subscription or purchase in respect of such shares.

5.       CERTAIN REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF ACMT - TAX-FREE
         BOND.

         ACMT, on behalf of itself and Tax-Free Bond, represents and warrants to, and agrees with, the following:

         5.1.     ACMT is a Massachusetts business trust duly created pursuant to an Agreement and Declaration of Trust for the purpose of acting as a management investment company under the 1940 Act and is validly existing under the laws of, and duly authorized to transact business in, the Commonwealth of Massachusetts,
                  Tax-Free Bond is registered with the SEC as an open-end
                  management investment company under the 1940 Act and such
                  registration is in full force and effect.

         5.2.     ACMT has the power to own all of its properties and assets and to carry out and consummate the transactions contemplated
                  herein, and has all necessary federal, state and local
                  authorizations to carry on its business as now being conducted and to consummate the transactions contemplated by this
                  Agreement.

         5.3.     This Agreement has been duly authorized, executed and
                  delivered by ACMT, and represents ACMT's valid and binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization,
                  arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity. The execution and delivery of this Agreement did not, and the consummation of the
                  transactions contemplated by this Agreement will not, violate
                  ACMT's Agreement and Declaration of Trust or By-laws or any agreement or arrangement to which it is a party or by which it is bound.

         5.4.     Tax-Free Bond has elected to qualify, and has qualified, as a
                  "regulated investment company" under Subtitle A, Chapter 1,
                  Subchapter M, Part I of the Code, as of and since its first taxable year; and has been a regulated investment company at all times since the end of its first taxable year when it so qualified and intends to continue to qualify as a regulated investment company.

         5.5.     The financial statements of Tax-Free Bond for its fiscal year ended May 31, 2001, audited by PricewaterhouseCoopers LLP, independent auditors, copies of which have been previously furnished to ACMT, present fairly the financial position of
                  Tax-Free Bond as of May 31, 2001, and the results of its
                  operations for the year then ending, in conformity with
                  generally accepted accounting principles.

         5.6.     At both the Valuation Time and the Effective Time, there shall be no known liabilities of Tax-Free Bond whether accrued,
                  absolute, contingent or otherwise, not reflected in the net asset value per share of its shares to be issued pursuant to this Agreement.

         5.7.     There are no legal, administrative or other proceedings
                  pending or, to its knowledge, threatened against ACMT or
                  Tax-Free Bond that could result in liability on the part of
                  ACMT or Tax-Free Bond.

         5.8.     No consent, approval, authorization or order of any court or governmental authority is required for the consummation by
                  ACMT of the transactions contemplated by this Agreement,
                  except such as may be required under the 1933 Act, the 1934
                  Act, the 1940 Act, the rules and regulations under those Acts, and state securities laws.

         5.9.     Insofar as the following relate to ACMT, the N-14 Registration
                  Statement on its effective date, at the time of any
                  shareholders' meetings referred to herein and at the Effective
                  Time: (i) shall comply in all material respects with the
                  provisions of the 1933 Act, the 1934 Act and the 1940 Act, the
                  rules and regulations thereunder, and state securities laws, and (ii) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated
                  therein or necessary to make the statements therein not
                  misleading; provided, however, that the representations and warranties in this subsection shall apply only to statements in or omissions from the N-14 Registration Statement made in reliance upon and in conformity with information furnished by
                  ACMT for use in the N-14 Registration Statement.

         5.10.    The shares of Tax-Free Bond to be issued and delivered to
                  Long-Term Tax-Free for the account of record holders of shares of Long-Term Tax-Free pursuant to the terms hereof shall have been duly authorized as of the Effective Time and, when so issued and delivered, shall be registered under the 1933 Act, duly and validly issued, fully paid and non-assessable, and no shareholder of ACMT shall have any preemptive right of
                  subscription or purchase in respect thereto.

6.       SHAREHOLDER ACTION ON BEHALF OF LONG-TERM TAX-FREE.

         6.1.     As soon as practicable after the effective date of the N-14
                  Registration Statement, but in any event prior to the
                  Effective Time and as a condition to the Reorganization, the
                  Board of Trustees of ACMT shall call, and ACMT shall hold, a meeting of the shareholders of Long-Term Tax-Free for the
                  purpose of considering and voting upon:

                  6.1.1.   Approval of this Agreement and the transactions
                           contemplated hereby, including, without limitation:

                           6.1.1.1. The transfer of the Long-Term Tax-Free
                                    Assets to Tax-Free Bond and the assumption
                                    by Tax-Free Bond of the Long-Term Tax-Free
                                    Liabilities, in exchange for shares of
                                    Tax-Free Bond, as described in this
                                    Agreement; and

                           6.1.1.2. The liquidation of Long-Term Tax-Free
                                    through the distribution to its record
                                    holders of shares of the shares of Tax-Free
                                    Bond as described in this Agreement; and

                  6.1.2.   Such other matters as may be determined by the Board
                           of Trustees or authorized officers of the parties.

         6.2.     Approval of this Reorganization Agreement by the shareholders of Long-Term Tax-Free shall constitute the waiver of the
                  application of any fundamental policy of Long-Term Tax-Free that might be deemed to prevent them from taking the actions necessary to effectuate the Reorganization as described, and such policies, if any, shall be deemed to have been amended accordingly.

7.       REGISTRATION STATEMENT AND PROXY SOLICITATION MATERIALS.

         The N-14 Registration Statement under the 1933 Act, including the combined prospectus/proxy statement contained therein under the 1934
         Act and 1940 Act proxy rules, shall be filed with the SEC as promptly as practicable, ACMT shall have furnished and shall continue to furnish the information that is required by the 1933 Act, the 1934 Act, the
         1940 Act, the rules and regulations under each of those Acts and state securities laws, to be included in the N-14 Registration Statement.

8.       EFFECTIVE TIME OF THE REORGANIZATION.

         Delivery of the Long-Term Tax-Free Assets and the shares of Tax-Free
         Bond to be issued pursuant to Section 1 and the liquidation of
         Long-Term Tax-Free pursuant to Section 2 shall occur at the opening of business on the next business day following the Valuation Time, or on such other date, and at such place and time, as may be determined by the President or any Vice President of ACMT. The date and time at which such actions are taken are referred to herein as the "Effective Time."
         To the extent any of the Long-Term Tax-Free Assets are, for any reason, not transferred at the Effective Time, ACMT shall cause such Long-Term
         Tax-Free Assets to be transferred in accordance with this Agreement at the earliest practicable date thereafter.

9.       ACMT CONDITIONS - TAX-FREE BOND.

         The obligations of ACMT hereunder with respect to Tax-Free Bond shall be subject to the following conditions precedent:

         9.1.     This Agreement and the transactions contemplated by this
                  Agreement shall have been approved by the shareholders of
                  Long-Term Tax-Free, in the manner required by law.

         9.2.     ACMT shall have duly executed and delivered such bills of
                  sale, assignments, certificates and other instruments of
                  transfer ("Transfer Documents") as may be necessary or
                  desirable to transfer all right, title and interest of ACMT and Long-Term Tax-Free in and to the Long-Term Tax-Free
                  Assets. The Long-Term Tax-Free Assets shall be accompanied by all necessary state stock transfer stamps or cash for the
                  appropriate purchase price therefor.

         9.3.     All representations and warranties made in this Agreement
                  shall be true and correct in all material respects as if made at and as of the Valuation Time and the Effective Time. As of
                  the Valuation Time and the Effective Time, there shall have been no material adverse change in the financial position of
                  Long-Term Tax-Free since May 31, 2001, other than those
                  changes incurred in the ordinary course of business as an
                  investment company. No action, suit or other proceeding shall be threatened or pending before any court or governmental
                  agency in which it is sought to restrain or prohibit, or
                  obtain damages or other relief in connection with, this
                  Agreement or the transactions contemplated herein.

         9.4.     ACMT shall have received a tax opinion in a form reasonably satisfactory to it and dated the Effective Time, substantially to the effect that for federal income tax purposes: (i) the transfer of the Long-Term Tax-Free Assets hereunder, and the assumption by Tax-Free Bond of the Long-Term Tax-Free
                  Liabilities, in exchange for shares of Tax-Free Bond, and the distribution of said shares to the shareholders of Long-Term
                  Tax-Free, as provided in this Agreement, will constitute a reorganization within the meaning of Section 368 of the Code, and Long-Term Tax-Free and Tax-Free Bond will each be
                  considered "a party to a reorganization" within the meaning of
                  Section 368(b) of the Code; (ii) no gain or loss will be
                  recognized by Long-Term Tax-Free as a result of such
                  transaction; (iii) no gain or loss will be recognized by
                  Tax-Free Bond as a result of such transaction; (iv) no gain or loss will be recognized by the shareholders of Long-Term
                  Tax-Free on the distribution to them by Long-Term Tax-Free of shares of Tax-Free Bond in exchange for their shares of
                  Long-Term Tax-Free; (v) the aggregate basis of Tax-Free Bond shares received by each shareholder of Long-Term Tax-Free will be the same as the aggregate basis of the shareholder's
                  Long-Term Tax-Free shares immediately prior to the
                  transaction; (vi) the basis of the Long-Term Tax-Free Assets to Tax-Free Bond will be the same as the basis of the
                  Long-Term Tax-Free Assets in the hands of Long-Term Tax-Free immediately prior to the exchange; (vii) a shareholder's
                  holding period for Tax-Free Bond shares will be determined by including the period for which the shareholder held the shares of Long-Term Tax-Free exchanged therefor, provided that the shareholder held such shares of Long-Term Tax-Free as a
                  capital asset; and (viii) the holding period of Tax-Free Bond with respect to the Long-Term Tax-Free Assets will include the period for which the Long-Term Tax-Free Assets were held by
                  Long-Term Tax-Free (except to the extent that an activity or investment of Tax-Free Bond has the effect of diminishing a holding period with respect to an asset).

         9.5.     The SEC shall not have issued any unfavorable advisory report under Section 25(b) of the 1940 Act nor instituted any
                  proceeding seeking to enjoin consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940
                  Act.

         9.6.     The N-14 Registration Statement shall have become effective under the 1933 Act and no stop order suspending such
                  effectiveness shall have been instituted or, to the knowledge of ACMT, contemplated by the SEC, and ACMT shall have received all permits and other authorizations necessary under state securities laws to consummate the transactions contemplated by this Agreement.

         9.7.     The President or a Vice President of ACMT shall have certified that ACMT has performed and complied in all material respects with each of its agreements and covenants required by this
                  Agreement to be performed or complied with by it prior to or at the Valuation Time and the Effective Time.

10.      ACMT'S CONDITIONS - LONG-TERM TAX-FREE.

         The obligations of ACMT hereunder with respect to Long-Term Tax-Free shall be subject to the following conditions precedent:

         10.1.    This Agreement and the transactions contemplated by this
                  Agreement shall have been approved by the shareholders of
                  Long-Term Tax-Free in the manner required by law.

         10.2.    All representations and warranties of ACMT made in this
                  Agreement shall be true and correct in all material respects as if made at and as of the Valuation Time and the Effective
                  Time. As of the Valuation Time and the Effective Time, there shall have been no material adverse change in the financial condition of Tax-Free Bond since May 31, 2001, other than
                  those changes incurred in the ordinary course of business as an investment company. No action, suit or other proceeding shall be threatened or pending before any court or
                  governmental agency in which it is sought to restrain or
                  prohibit, or obtain damages or other relief in connection
                  with, this Agreement or the transactions contemplated herein.

         10.3.    ACMT shall have received a tax opinion in a form reasonably satisfactory to it and dated the Effective Time, with respect to the matters specified in Section 9.4.

         10.4.    The N-14 Registration Statement shall have become effective under the 1933 Act and no stop order suspending such
                  effectiveness shall have been instituted, or to the knowledge of ACMT, contemplated by the SEC, and the parties shall have received all permits and other authorizations necessary under state securities laws to consummate the transactions
                  contemplated by this Agreement.

         10.5.    ACMT shall not sell or otherwise dispose of any shares of
                  Tax-Free Bond to be received in the transactions contemplated herein, except in distribution to its shareholders as
                  contemplated herein.

         10.6.    The SEC shall not have issued any unfavorable advisory report under Section 25(b) of the 1940 Act nor instituted any
                  proceeding seeking to enjoin consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940
                  Act.

         10.7.    The President or a Vice President of ACMT shall have certified that ACMT has performed and complied in all material respects with each of its agreements and covenants required by this
                  Agreement to be performed or complied with by it prior to or at the Valuation Time and the Effective Time.

11.      TAX DOCUMENTS.

         ACMT shall have received at the Effective Time confirmations or other adequate evidence as to the adjusted tax basis of the Long-Term
         Tax-Free Assets then delivered to Tax-Free Bond in accordance with the terms of this Agreement.

12.      FURTHER ASSURANCES.

         Subject to the terms and conditions herein provided, ACMT shall use its best efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments, and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable law to consummate and make effective the transactions contemplated by this Agreement.

13.      TERMINATION OF REPRESENTATIONS AND WARRANTIES.

         The representations and warranties set forth in this Agreement shall terminate at the Effective Time.

14.      TERMINATION OF AGREEMENT.

         14.1.    This Agreement may be terminated prior to the Effective Time by the Board of Trustees of ACMT, as provided below:

                  14.1.1.  By ACMT if the conditions set forth in Section 9 are not satisfied in said Section;

                  14.1.2.  By ACMT if the conditions set forth in Section 10 are not satisfied as specified in said Section;

         14.2.    If a ACMT terminates this Agreement because one or more of the conditions precedent have not been fulfilled, this Agreement will become null and void without any liability of ACMT or any of its investment portfolios.

15.      AMENDMENT AND WAIVER.

         At any time prior to or (to the fullest extent permitted by law) after approval of this Agreement by the shareholders of ACMT, (a) ACMT may, by written agreement authorized by its Board of Trustees or its
         President or any Vice President, and with or without the approval of its shareholders, amend any of the provisions of this Agreement, and
         (b) ACMT may waive any breach or the failure to satisfy any of the conditions to its obligations (such waiver to be in writing and executed by the President or Vice President with or without the approval of its shareholders).

16.      GOVERNING LAW.

         This Agreement and the transactions contemplated hereby shall be governed, construed and enforced in accordance with the laws of
         Massachusetts without giving effect to the conflicts of law principles otherwise applicable therein.

17.      SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon the respective successors and permitted assigns of the parties hereto.

18.      BENEFICIARIES.

         Nothing contained in this Agreement shall be deemed to create rights in persons not parties hereto, other than the successors and permitted assigns of ACMT.

19.      ACMT LIABILITY.

         19.1.    The name "American Century Municipal Trust" and "Trustees of
                  American Century Municipal Trust" refer respectively to the trust created and the trustees, as trustees but not
                  individually or personally, acting from time to time under an
                  Amended and Restated Agreement and Declaration of Trust dated as of March 9, 1998, as amended, which is hereby referred to and copies of which are on file at the office of the State
                  Secretary of the Commonwealth of Massachusetts and at the
                  principal office of ACMT. The obligations of ACMT entered into in the name or on behalf thereof by any of its trustees,
                  representatives or agents are made not individually, but in such capacities, and are not binding upon any of the trustees, shareholders or representatives of ACMT personally, but bind only the trust property, and all persons dealing with any
                  portfolio of ACMT must look solely to the trust property
                  belonging to such portfolio for the enforcement of any claims against ACMT.

         19.2.    ACMT specifically acknowledges and agrees that any liability of ACMT under this Agreement with respect to Tax-Free Bond, or in connection with the transactions contemplated herein with respect to Tax-Free Bond, shall be discharged only out of the assets of Tax-Free Bond and that no other portfolio of ACMT, if any, shall be liable with respect thereto.

         19.3     ACMT specifically acknowledges and agrees that any liability of ACMT under this Agreement with respect to Long-Term
                  Tax-Free or in connection with the transactions contemplated herein with respect to Long-Term Tax-Free, shall be discharged only out of the Long-Term Tax- Free Assets and that no other portfolio of ACMT shall be liable with respect thereto.

20.      NOTICES.

         All notices required or permitted herein shall be in writing and shall be deemed to be properly given when delivered personally or by telecopier to the party entitled to receive the notice or when sent by certified or registered mail, postage prepaid, or delivered to a nationally recognized overnight courier service, in each case properly addressed to the party entitled to receive such notice at the address or telecopier number stated below or to such other address or telecopier number as may hereafter be furnished in writing by notice similarly given by one party to the other party hereto:

         If to American Century Municipal Trust:

                                            Charles A. Etherington
                                            4500 Main Street
                                            Kansas City, MO  64111

21.      EXPENSES.

         Expenses incurred in connection with the Reorganization are the sole responsibility of and will be borne by American Century Investment
         Management, Inc. or one or more of its affiliates.

22.      ENTIRE AGREEMENT.

         This Agreement embodies the entire agreement and understanding of ACMT and supersedes any and all prior agreements, arrangements and understandings relating to matters provided for herein.

23.      COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which, when executed and delivered shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, ACMT has caused this instrument to be executed by its duly authorized officers designated below as of the date first written.

AMERICAN CENTURY MUNICIPAL TRUST

By:
     Charles A. Etherington
     Vice President

ATTEST:
             Anastasia H. Enneking